UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 12, 2009

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400

Houston, Texas 77060

(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the May 12, 2009 annual meeting of shareholders, shareholders of Swift Energy Company (“Swift Energy” or the “Company”) approved amending the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) to increase the number of shares of the Company’s common stock available for award by 1,250,000 shares.  The amendment was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2009 annual meeting. A copy of the amendment is filed as Exhibit 10.1 hereto.

Also, the shareholders of Swift Energy re-elected Clyde W. Smith, Jr., Terry E. Swift and Charles J. Swindells to serve three-year terms on Swift Energy’s board of directors as Class I Directors.

Item 9.01.	Financial Statements and Exhibits

(a)           Exhibit.

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 2 to the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2009

Swift Energy Company
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan